UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2007

DEVCON INTERNATIONAL CORP.

(Exact Name of Company as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500 BOCA RATON, FLORIDA 33432
(Address of principal executive office)

Company’s telephone number, including area code (561) 208-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2007, effective as of March 30, 2007, Devcon International Corp., a Florida corporation (the “Company”) entered into certain Forbearance and Amendment Agreements (the “Forbearance Agreements”) with each of certain institutional investors (the “Required Holders”) holding, in the aggregate, a majority of the Company’s previously-issued Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Under the terms of these Forbearance Agreements, each of the Required Holders have agreed that for a period of time ending no later than January 2, 2008, they shall each forbear from (a) taking any remedial action with respect to the Company’s failure (the “Effectiveness Failure”) to have declared effective by the United States Securities and Exchange Commission a registration statement registering the resale of the shares of the Company’s common stock underlying the Series A Preferred Shares and warrants issued in connection therewith as required by that certain Registration Rights Agreement, dated February 20, 2005, by and between the Company, the Required Holders and the remaining holder of the Series A Preferred Shares (the “Registration Rights Agreement”), (b) declaring the occurrence of any “Triggering Event” (as defined in the Certificate of Designations governing the terms of the Series A Preferred Stock) with respect to the Effectiveness Failure and from delivering any Notice of Redemption at Option of Holder (as permitted by the Certificate of Designations) with respect thereto or (c) demanding any amounts due and payable with respect to the Effectiveness Failure, including without limitation, any Registration Delay Payments. The Forbearance Agreements also contained agreements to amend the governing Certificate of Designations to revise certain terms of the Series A Preferred Shares, including, without limitation, a reduction in the conversion price of the Series A Preferred Shares set forth in the Certificate of Designations to $6.75, allowance for the accrual of dividends on the Series A Preferred Shares at a rate equal to 10% per annum, which dividends may be payable in kind, and a revision of the definition of the Leverage Ratio (as such term is defined in the Certificate of Designations), which revised definition shall provide for the Leverage Ratio to be calculated as a multiple of recurring monthly revenue (“RMR”) as opposed to EBITDA and a revision of the Maximum Leverage Ratio covenant set forth in the Certificate of Designations to require such Maximum Leverage Ratio to equal 38x RMR, commencing on June 30, 2008. The parties to the Forbearance Agreement also agreed to allow dividends to accrue without being paid until the expiration of the Forbearance Period.

Other than the Company’s relationship with the Required Holders as holders of the Company’s Series A Preferred Shares and the Company’s relationship with an affiliate of one of the Required Holders, which is the senior lender of the Company pursuant to that certain Credit Agreement, dated November 10, 2005, by and among the Devcon Security Holdings, Inc., Devcon Security Services Corp., Coastal Security Company, Coastal Security Systems, Inc., Central One, Inc. and CapitalSource Finance LLC, as amended from time to time, there is no material relationship between the Company and such parties of which the Company is aware. The foregoing description of the Forbearance Agreements is qualified in its entirety by reference to the terms of the Forbearance Agreements, a copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

Late Filing of 10-K

On April 3, 2006, the Company filed a Form 12b-25 with the Securities and Exchange Commission to report that it will not timely file its Annual Report on Form 10-K for the year ended December 31, 2005.

The narrative portions of the Form 12b-25, copies of which are filed as Exhibit 99.2 to this report, are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 3, 2007, the third institutional investor who holds shares of the Company’s Series A Convertible Preferred Stock but was not a party to the Forbearance Agreements described above in Item 1.01 transmitted a notice of redemption to the Company alleging the Company failed to timely pay the Registration Delay Payments to such Investor constituting a Triggering Event which gave such Investor the right to require the Company to redeem all shares of Series A Convertible Preferred Stock held by such Investor. The Investor has given the Company the option of accepting certain restructuring terms which the Company does not currently believe would be in the best interests of the Company’s shareholders or redeeming the shares of Series A Convertible Preferred Stock that are held by such investor. This investor had transmitted a similar notice to the Company on January 31, 2007. The Company believed the transmittal of the redemption notice on January 31, 2007 to be in error, among other reasons, because the Company believed the terms of the Registration Rights Agreement provide the Registration Delay Payments were payable on the thirtieth day after the Effectiveness Failure and not on the actual date of the Effectiveness Failure and only the Required Holders could effect such a redemption. The Investor has noted its disagreement with the Company’s interpretation of the terms of the Registration Rights Agreement. The Company similarly believes the transmittal of this redemption notice to be in error, among other reasons, because the Company believes the Forbearance Agreements provide the Company temporary relief as it attempts to reach an agreement with the Required Holders as to restructuring options with respect to the Series A Convertible Preferred Stock and only the Required Holders can effect such a redemption. The Required Holders have not requested any redemption of the Series A Convertible Preferred Stock.

The Company also believes it has certain legal defenses which would excuse the Company’s performance with respect to the Effectiveness Failure due to the unique circumstances surrounding the SEC’s interpretation of Rule 415 and the inability of the Company, the holders of the Series A Convertible Preferred Stock and, in the Company’s belief, the general market at the time the documents governing the offering of the Series A Convertible Preferred Stock were originally negotiated to foresee this new interpretation and the impact it has been having on the private equity markets. No assurances may be given, however, that the Company will prevail with respect to these legal defenses, if it is necessary to assert them. If the investor delivering the redemption notice is determined by a third party having authority to interpret the governing documents to have the right to immediately demand a redemption of the Series A Convertible Preferred Stock, the Company could be obligated to redeem the full $7,000,000 face value of the Series A Convertible Preferred Stock held by such investor. If the Required Holders at some point in the future demand a similar redemption and the Company is unsuccessful at asserting the various legal defenses it believes it has, the Company could be obligated to pay the full $45,000,000 face value of the Series A Convertible Preferred Stock and, in certain circumstances, an additional premium equal to 15.0% of this face value. The Company does not believe it has sufficient liquidity to satisfy any redemption request which may be presented to it.

Item 3.03 Material Modification to rights of Security Holders

See Item 1.01

Item 7.01 Regulation FD Disclosure

The Company is attaching a copy of a press release, dated April 3, 2007, announcing the Company’s entry into the Forbearance Agreements and such press release is incorporated herein by this reference. The Company is also attaching a copy of a press release, dated April 3, 2007, announcing the Company’s filing of the Form 12b-25 and such press release is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Not Applicable.

(b) Pro Forma Financial Information

Not Applicable.

(c) Exhibits

Exhibit No.	Document

10.1	Forbearance and Amendment Agreement, dated as of March 30, 2007, by and between the Company and a Required Holder

10.2	Forbearance and Amendment Agreement, dated as of March 30, 2007, by and between the Company and a Required Holder

99.1	Press Release Issued by the Company on April 3, 2007

99.2	Press Release issued by the Company on April 3, 2007

99.3	Narrative portions of the Form 12b-25 filed by Devcon International Corp. on April 3, 2007.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) that is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: April 4, 2007	By:	/s/ Robert Farenhem
Name: Robert Farenhem
Title: Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title

10.1	Forbearance and Amendment Agreement, dated as of March 30, 2007, by and between the Company and a Required Holder

10.2	Forbearance and Amendment Agreement, dated as of March 30, 2007, by and between the Company and a Required Holder

99.1	Press Release Issued by the Company on April 3, 2007

99.2	Press Release Issued by the Company on April 3, 2007

99.3	Narrative portions of the Form 12b-25 filed by Devcon International Corp. on April 3, 2007.